Exhibit (a)(5)

                                DWS ADVISOR FUNDS
                          DWS Short Duration Plus Fund

                             SECRETARY'S CERTIFICATE
                             -----------------------

                  I, John Millette, the Secretary of DWS Advisor Funds, a Massachusetts business trust (the "Trust"), hereby certify that I have access to the Trust's records and am familiar with the matters therein contained and herein certify that:

                  1. The Trust's Amended and Restated Declaration of Trust, dated as of June 27, 2006, is in full force and effect on the date hereof, and no action has been taken by the Trust or its stockholders, trustees or officers in contemplation of the filing of an amendment to the Declaration of Trust since June 27, 2006 or in contemplation of the liquidation or dissolution of the Trust or DWS Short Duration Plus Fund (the "Fund"). The Fund is a series of the Trust.

                  2. The Trust's By-Laws, as amended are in full force and effect as of the date hereof, and no action has been taken to amend, modify or repeal such By-Laws since June 27, 2006.

                  3. Attached hereto as Exhibit A are true, correct and complete copies of resolutions adopted by the Board of Trustees of the Trust (the "Board") dated December 19-20, 2006, establishing the Class B shares of the Fund and authorizing the issuance of an unlimited number of Class B shares of the Fund (the "Resolutions"). The Resolutions were duly adopted by the Board of Trustees, and have not been modified or rescinded and remain in full force and effect as of the date hereof. There are no resolutions of the Board of Trustees or any committee thereof other than the Resolutions with respect to the Shares.

                  4. The Trust's Registration Statement on Form N-1A (Securities Act File No. 033-07404 and Investment Company Act File No. 811-07460) (the "Registration Statement") is in full force and effect and no stop order is in effect relating thereto nor, to the undersigned's best knowledge, has any proceeding to impose a stop order been commenced to date.

                  I recognize that the matters set forth in this Certificate are being relied on by the law firms of Willkie Farr & Gallagher LLP, counsel to the Trust and the Fund, and Bingham McCutchen LLP, special Massachusetts counsel to the Trust and the Fund, in rendering their respective opinions in connection with the filing of the Trust's post-effective amendment No. 150 to its Registration Statement.

February 20, 2007          /s/John Millette
                           --------------------------------------------
                                    John Millette
                                    Secretary

EXHIBIT A

          DWS Advisor Funds (DWS Short Duration Plus Fund)
          ------------------------------------------------

                     Establishment and Designation of Class B Shares

          RESOLVED, that, pursuant to the authority granted to the Trustees in the Amended and Restated Declaration of Trust, the creation of a new class of shares for DWS Advisor Funds ("the Fund"), on behalf of DWS Short Duration Plus Fund (the "Series"), designated "Class B Shares" be, and it hereby is, approved for the Series;

          FURTHER RESOLVED, that the execution by a majority of this Board and the filing with the Secretary of State of the Commonwealth of Massachusetts of an appropriate instrument in writing reflecting the establishment of such additional share classes of the Series be, and it hereby is, approved; and

          FURTHER RESOLVED, that upon the effectiveness of the registration statement, the authorization of the Fund to issue an unlimited number of Class B shares, and such shares, when issued, will be validly issued, fully paid and non-assessable, be, and it hereby is, approved.

              Approval to file a Registration Statement for Class B Shares

          RESOLVED, that pursuant to the authority granted to the Trustees in the Amended and Restated Declaration of Trust, the filing with the Securities and Exchange Commission of a Post-Effective Amendment to the Fund's Registrations Statement to begin the process of creating a new class of shares for the Fund, to be designated as "Class B shares," be, and it hereby is, approved; and

          FURTHER RESOLVED, that the President, any Vice President, the Secretary, the Assistant Secretary and the Treasurer of the fund be, and they hereby are, and each herby is, authorized to take all actions necessary to effectuate the intent of the foregoing resolution.

              Adoption of Underwriting and Distribution Services Agreement

          RESOLVED, that the Underwriting and Distribution Services Agreement (the "Agreement") between the DWS Advisor Funds ("the Fund") and DWS Scudder Distributors, Inc., be, and it hereby is, adopted by the Fund on behalf of the Class B Shares of its Series, in the form presented to this meeting; and

          FURTHER RESOLVED, that the officers of the Fund be, and they hereby are, and each hereby is, authorized and directed to execute the
          Agreement and to take such action as they deem necessary or appropriate to effectuate the intent of the foregoing resolution.

EXHIBIT A

                                Approval of Rule 12b-1 Plan

          RESOLVED, that, after review and consideration of all factors deemed relevant by the members of the Board, as detailed in the minutes of the meeting, the Rule 12b-1 Plan for Class B Shares of the Series be, and it hereby is, approved in the form presented to this meeting; and

          FURTHER RESOLVED, that the members of the Board hereby determine, in the exercise of their business judgment and in light of their fiduciary responsibilities to the Fund and its shareholders, that there is a reasonable likelihood that the Rule 12b-1 Plan for Class B Shares will benefit the Fund, its Series and its shareholders.

             Approval of Amended and Restated Multi-Distribution System Plan
                                      (Rule 18f-3)

          RESOLVED, that, the offering and sale of multiple classes of shares shall be subject to such rules or orders of the Securities and Exchange Commission (the "SEC") providing exemption from certain provisions of the 1940 Act, and the rules and regulations thereunder, in order to permit the offering by the Series of multiple classes of shares;

          FURTHER RESOLVED, that each Series shall obtain opinions of counsel or other assurances pertaining to tax matters associated with the offering by the Series of separate classes of shares as the officers of the Fund deem advisable;

          FURTHER RESOLVED, that the methodology and procedures for calculating the net asset value and distributions of the classes and the allocation of income and expenses between classes as described to this meeting are hereby approved;

          FURTHER RESOLVED, that, subject to the conditions set forth above, the execution and filing of such instruments and the taking of such actions by the Trustees/Directors and officers of the Fund as may be necessary or appropriate to implement the division of the shares set forth above and otherwise to effectuate the intent of these resolutions is hereby approved;

          FURTHER RESOLVED, that the Board has determined, based upon the information presented to this meeting, that the Amended and Restated Multi-Distribution System Plan, including expenses allocated under the Plan, in substantially the form presented to the Board at this meeting, with such changes as the officers of the Fund, with advice of counsel shall approve, is in the best interests of the Series and its shareholders and of each class of shares of the Series, and is hereby approved for the Fund, on behalf of the Series, and the officers of the Fund are authorized to file such Plan with the SEC as an exhibit to the Fund's registration statement; and

EXHIBIT A

          FURTHER RESOLVED, that, subject to the provisions of the Declaration of Trust/Articles of Incorporation, as amended, of the Fund the share classes set forth above will have the same rights and privileges except as described in the Amended and Restated Multi-Distribution System Plan.

            Approval of Amended and Restated Investment Management Agreement

          RESOLVED, that, recognizing that Deutsche Asset Management Inc. ("DeAM") is deemed to owe a fiduciary duty to DWS Short Duration Plus Fund, a series of DWS Advisor Funds (`the Fund"), with respect to receipt of compensation for services, or of payments of a material nature, paid to DeAM or any of its affiliates, and having received and evaluated such information as is believed to be reasonably necessary to evaluate the terms of the proposed Investment Management Agreement presented to this meeting, the Agreement is hereby specifically approved, the terms of such agreement are hereby approved and the compensation to DeAM provided for therein is hereby determined to be fair and reasonable within the range of what would have been negotiated at arm's length; and

         FURTHER RESOLVED, that the President or any Vice-President of the Fund be, and they hereby are, and each hereby is, authorized and directed to execute said Agreement on behalf of the Fund, and the Series, in the form presented to this meeting, and deliver the same to DeAM.